SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 29, 2007


                            Marine Exploration, Inc.
                      ------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
                                  ------------
                 (State or Other Jurisdiction of Incorporation)

       000- 1019654                                     91 - 1890338
       ------------                                     ------------
(Commission file number)                       (IRS employer identification no.)


             535 Sixteenth Street, Suite 820, Denver, Colorado 80202
            ---------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                (303) 459 - 2485
                                -----------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                               -------------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 8.01.  OTHER EVENTS.

On October 29, 2007, Marine Exploration Inc. ("Registrant") announced in a press release that in conjunction with joint venture partner, Hispaniola Ventures, LLC, the Registrant has employed an innovative provision in its salvage and recovery contract requiring the host government to represent and warrant that the host government has good title to all shipwrecks within its territorial and/or jurisdictional waters.

The representation and warranty place with a host country's government the duty to protect the efforts of the Registrant and its joint venture partner from being impeded, impaired or prevented from completing a recovery and realizing the rewards of their efforts. In the event of such interference, the host country's government is responsible for resisting the interference and for reimbursing the joint venture partner for all of its losses.

Currently, the Registrant and its joint venture partner possess permits with the government of the Dominican Republic pertaining to the Silver Bank. The permits were signed in July 2007, and contain the innovative provision described above.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MARINE EXPLORATION, INC.


                                            By: /s/ Miguel Thomas Gonzalez
                                                --------------------------
                                                Miguel Thomas Gonzalez
                                                Chief Executive Officer

Dated:  October 30, 2007




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